UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 3, 2012 (January 1, 2012)

Date of Report (date of earliest event reported)

NEUROGESX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33438	94-3307935
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2215 Bridgepointe Parkway, Suite 200, San Mateo, California 94404

(Address of principal executive offices)

(650) 358-3300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 1, 2012, the board of directors (the “Board”) of NeurogesX, Inc. (the “Company”) appointed Ronald A. Martell as President and Chief Executive Officer and, after increasing the authorized number of directors constituting the whole Board from eight to nine, appointed Mr. Martell as a Class I director. As President and Chief Executive Officer, Mr. Martell will be responsible for NeurogesX’ strategic direction and management of the overall operations and resources of the Company. Prior to joining the Company, Mr. Martell (currently age 49) served as Chief Executive Officer of Poniard Pharmaceuticals, Inc., a publicly-traded biopharmaceuticals company, from February 2010 to December 2011, and served as President and Chief Operating Officer of Poniard from May 2007 to February 2010. From November 1998 to August 2006, Mr. Martell served as Vice President, Marketing and then Senior Vice President, Commercial Operations of ImClone Systems Incorporated, a biopharmaceutical company acquired by Eli Lilly and Company, where he was responsible for overseeing the company’s sales, marketing, and project and alliance management. From 1988 to 1998, Mr. Martell served in a variety of positions at Genentech, Inc., most recently as Group Manager, Oncology Products. From June 2006 until his departure from Poniard, Mr. Martell was a member of the board of directors of Poniard. Mr. Martell’s experience as outlined above, including acting in executive leadership roles with responsibility for corporate operations, sales, marketing and corporate partnering efforts led to the Company’s conclusion that Mr. Martell should also serve on the Company’s Board.

In connection with Mr. Martell’s appointment as President and Chief Executive Officer, the Company and Mr. Martell entered into an Executive Employment Agreement as of January 1, 2012. The terms of the agreement provide for Mr. Martell to have a base annual salary of $460,000 and be eligible to receive an annual target performance bonus of 50% of his base annual salary, with any payout of such bonus based on actual performance as determined by the board of directors of the Company or an appropriate committee thereof. Under the terms of Mr. Martell’s Executive Employment Agreement, the Company is required to recommend to the board of directors or an appropriate committee thereof that Mr. Martell be granted an option to purchase 500,000 shares of the Company’s shares of common stock with an exercise price to be determined at the time of the grant. Such option will vest as to one quarter (1/4) of the shares underlying such option one year from the date Mr. Martell begins performance of duties as President and Chief Executive Officer and as to an additional one forty-eighth (1/48) of the total number of shares subject to such option each month thereafter. Under to the terms of Mr. Martell’s Executive Employment Agreement, the Company is also required to recommend to the board of directors or an appropriate committee thereof that Mr. Martell be granted restricted stock units for 100,000 shares of the Company’s common stock that vest as to one quarter (1/4) of the shares one year from the date Mr. Martell begins performance of duties as President and Chief Executive Officer and as to an additional one quarter (1/4) of the total number of shares each year thereafter. The terms of Mr. Martell’s Executive Employment Agreement also provide that if he is terminated without “cause” or resigns for “good reason” he will be entitled to receive salary continuation for 18 months, acceleration of vesting of equity awards by 12 months, medical and dental coverage premium payments for 12 months and 12 months from the date of termination or resignation to exercise outstanding equity awards. The terms of such agreement also provide that if Mr. Martell is terminated without “cause” or resigns for “good reason” within 18 months following a change of control of the Company he will be entitled to receive salary continuation for 18 months, full acceleration of vesting of equity awards, medical and dental coverage premium payments for 18 months, 12 months from the date of termination or resignation to exercise outstanding equity awards, and payment of an amount equal to one and a half (1  1/2) of his full target annual performance bonus for the year in which the termination or resignation occurs (but with the payment of such amount divided so that two thirds (2/3) is paid when executive bonuses are paid for the year in which Mr. Martell was terminated and the remainder paid when executive bonuses are paid for the year following such year). Mr. Martell is an at-will employee of the Company.

Mr. Martell is also entitled to participate, subject to and in accordance with applicable eligibility requirements, in such benefit programs as shall be generally made available to other executives and employees of the Company from time to time, including, without limitation, paid vacation, health and welfare programs, retirement plans, and insurance policies and programs.

Additionally, Mr. Martell has entered into a standard form of director and officer Indemnification Agreement with the Company on January 1, 2012.

On December 31, 2011 Anthony DiTonno’s employment with the Company ended in accordance with his previously announced retirement (as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 29, 2011). Effective as of his retirement, Mr. DiTonno no longer serves as the Company’s President and Chief Executive Officer. Mr. DiTonno remains a member of the Company’s board of directors.

On January 1, 2012, the Company issued a press release entitled “NeurogesX Appoints Ronald Martell as President and Chief Executive Officer.” A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The contents of the press release are deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this Form 8-K.

Exhibit No.	Description

99.1	Press Release entitled “NeurogesX Appoints Ronald Martell as President and Chief Executive Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGESX, INC.
Date: January 3, 2012	By:	/s/ Stephen F. Ghiglieri
Stephen F. Ghiglieri
Executive Vice President, Chief Operating Officer and Chief Financial Officer

EXHIBIT LIST

Exhibit No.	Description

99.1	Press Release entitled “NeurogesX Appoints Ronald Martell as President and Chief Executive Officer.”